UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2019

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2019 we entered into a formal Partner Application Distribution Agreement (the “Partner Agreement”) with Salesforce.com, Inc. (“Salesforce”). The Partner Agreement is for an initial term of 3 years and will renew automatically for additional one-year periods unless sooner terminated as provided therein.

Pursuant to, and in accordance with the Partner Agreement, we are building a deep, feature rich, seamless integration of our interactive video creation tool into the Salesforce.com platform (the “Verb SF Partner App”). Salesforce.com users will be able to create, edit, track, and measure interactive videos that they can append to all of their client and prospect communications distributed or posted through their familiar Salesforce user-interface. The integration will allow users to send interactive video-based communications to customers and prospects whose profiles and contact information are stored in the Salesforce.com platform through the native Salesforce.com email system and campaign manager. Salesforce.com users will be able to track the performance of the videos through our detailed data analytics capabilities, which will be displayed natively through the current Salesforce.com data visualization components.

In connection with the development of the Verb SF Partner App, on or about September 2, 2018, we engaged the services of expert Salesforce.com developers, Appiphony, LLC, to consult and work with our own team of developers. On January 23, 2019, Salesforce conducted a tech review of the Verb SF Partner App. On January 29, 2019, Salesforce notified us that the Verb SF Partner App was approved by, and passed, their tech review. In accordance with the terms and conditions of the Partner Agreement, before the Verb SF Partner App can be distributed, it must pass the Salesforce Security Review process. We have been advised that this process can take up to 8 weeks or more. We have been further advised that we may now notify our customers that the Verb SF Partner App was approved by Salesforce; but, we may not distribute a formal press release until after the security review process has been completed successfully.

The Partner Agreement also provides that the recurring revenue derived from Salesforce.com users that opt to add the Verb SF Partner App to their Salesforce subscription will be shared between Salesforce and us with 15% of the revenue paid to Salesforce and 85% paid to us on a monthly basis.

The Partner Agreement also contains provisions for standard confidentiality terms, intellectual property rights, and the licensed use of each other’s trademarks for marketing purposes.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019	Verb Technology Company, Inc.

By: “Rory J. Cutaia”
/s/ Rory J. Cutaia	Name: Rory J. Cutaia
Title: Chairman and Chief Executive Officer

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